UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 13, 2007
 (Date of earliest event reported: December 10, 2007)

Phoenix International Ventures, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-140257	20-8018146
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

42 Carry Way, Carson City, NV	89706
(Address of principal executive offices)	(Zip Code)

(775) 882-9700
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if  the  Form  8-K  filing  is intended to simultaneously  satisfy the filing obligation of the registrant under any of the following  provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act
[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01                      Changes In Registrant’s Certifying Accountant

On December 10, 2007, Phoenix International Ventures, Inc. (the “Company”) terminated Stark Winter Schenkein & Co., LLP (“SWS”) as its independent public accountant.  Such termination was recommended and approved by the Board of Directors of the Registrant.

The report issued by SWS on the financial statements of the Company for the past year contained no adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.  However, such report contained an explanatory paragraph expressing substantial doubt about the Registrant’s ability to continue as a going concern.

Prior to and up to the time of termination, the Company had no disagreements with SWS with regard to any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure.

On December 10, 2007, the Company engaged the services of Mark Bailey & Co. Ltd. (“MB”) as its new independent public accountant.  Up to the date of this filing, the Company has not consulted with MB regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company has provided a copy of this disclosure to SWS.  The Registrant has also requested that SWS furnish a letter, addressed to the Commission, stating whether or not it agrees with the statements made by the Registrant in this Form 8-K.  Such letter has been attached hereto as exhibit 16.1.

Item 9.01        Financial Statements and Exhibits.

(d)              Exhibits
The following document is included as an exhibit to the Form 8-K.

Exhibit
Number	Description

16.1	Letter from Stark Winter Schenkein & Co., LLP to the Company, dated December 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Phoenix International Ventures, Inc.

Date: December 13, 2007	By:	/s/ Zahir Teja
Zahir Teja
President

EXHIBIT INDEX

Exhibit
Number	Description

16.1	Letter from Stark Winter Schenkein & Co., LLP to the Company, dated December 13, 2007.